AMERICAN GENERAL LIFE
                              Insurance Company

Unless otherwise directed by the Owner, we will pay a monthly income to the Annuitant if living on the Annuity Commencement Date. The dollar amounts of such payments will be determined on the basis of the provisions of this contract. The first payment will be payable on the Annuity Commencement Date. Subsequent payments will be payable on the corresponding day of each month thereafter in accordance with the provisions of this contract.

All payments and values provided by this contract, when based on the investment experience of a Separate Account are variable, may increase or decrease and are not guaranteed as to amount. See "Separate Account" on page 10 and "Variable Annuity Payments" on page 16.

CANCELLATION RIGHT. You may return this contract for cancellation to us or to the sales representative through whom it was purchased, within 10 days after delivery. Upon surrender of this contract within the 10 day period, we will refund the sum of your Account Value at the end of the Valuation Period in which your request is received, plus any premium taxes and Annual Maintenance Charge that have been deducted.

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.

 /s/THOMAS B. PHILLIPS                                /s/ROBERT S. CAUTHEN, Jr.
 ---------------------                                --------------------
 Secretary                                            President

                         READ YOUR CONTRACT CAREFULLY

                           [AMERICAN GENERAL LOGO]

                               A STOCK COMPANY


A Subsidiary of American General Corporation


                 A Subsidiary of American General Corporation

                         Home Office: Houston, Texas

   2727 Allen Parkway  P.O. Box 1401  Houston, TX  77251-1401 (713) 831-3102

93021

                                    INDEX

                                                                         Page

Allocation of Purchase Payments . . . . . . . . . . . . . . . . . . . .    7

Annuity Options . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

Annuity Tables  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

Annuity Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

Change of Investment Advisor or

    Investment Policy . . . . . . . . . . . . . . . . . . . . . . . . .    6

Death Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

Divisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

Fixed Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . .    6

Guarantee Periods . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

Maintenance Charge  . . . . . . . . . . . . . . . . . . . . . . . . . .   14

Net Investment Factor . . . . . . . . . . . . . . . . . . . . . . . . .   10

One-Time Reinstatement Privilege  . . . . . . . . . . . . . . . . . . .   14

Ownership Provisions  . . . . . . . . . . . . . . . . . . . . . . . . .    7

Partial Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . .   12

Payment of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . .   16

Premium Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

Purchase Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

Schedule Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

Separate Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

Surrender Charge  . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

Surrenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

Tax Charge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

Variable Annuity Payments . . . . . . . . . . . . . . . . . . . . . . .   16

93021

                                SCHEDULE PAGE


MINIMUM INITIAL PURCHASE PAYMENT:                                     $5,000

MINIMUM ADDITIONAL PURCHASE PAYMENTS
   (Per Division or Guarantee Period):                                $  100

ADDITIONAL BENEFITS:                                                    NONE

MAXIMUM ASSET CHARGE FACTORS (Separate Account Only) ANNUAL RATE:       1.55%

ANNUAL MAINTENANCE CHARGE:                                            $   36

MAXIMUM TRANSFER CHARGE:                                              $   25

ISSUE AGE:                                                                35

ANNUITY COMMENCEMENT DATE:                                   OCTOBER 1, 2021

INITIAL ALLOCATION:

                                                                 Net Dollar
                                                                 Amount of
                                               Percentage       Allocations

     Money Market                                 100%             $5,000
     Corporate Bond                                xx%             $ xx.xx
     Common Stock                                  xx%             $ xx.xx
     Government                                    xx%             $ xx.xx
     Multiple Strategy                             xx%             $ xx.xx
     Stock Index                                   xx%             $ xx.xx
     Social Awareness                              xx%             $ xx.xx
     International Equities                        xx%             $ xx.xx
     Fixed Account                                 xx%             $ xx.xx
           1 Year Guarantee Period                 xx%             $ xx.xx
           3 Year Guarantee Period                 xx%             $ xx.xx
           5 Year Guarantee Period                 xx%             $ xx.xx
                                                  -----            --------

Total Allocations                                 100%             $5,000

CONTRACT NUMBER:              0500

ANNUITANT:                    JOHN DOE

CONTRACT OWNER:               JOHN DOE

DATE OF ISSUE:                OCTOBER 1, 1991

CONTRACT JURISDICTION:        (STATE NAME)

                                    Page 3
93021

                                 DEFINITIONS

COMPANY REFERENCE. "We", "our", "us", or "Company" means American General Life Insurance Company.

YOU, YOUR, OWNER. The words "you" or "your" mean the Owner of this Contract. The "Owner" is the person, persons or entity entitled to the ownership rights stated in this Contract and in whose name or names this Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), or
Section 457 of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner" as used herein, shall refer to the organization entering into this Contract.

ACCOUNT. Any of the Divisions or the Fixed Account.

ACCUMULATION UNIT. An accounting unit of measure used to calculate the value of a Division of this Contract before annuity payments begin.

ANNUITANT. The person upon whose date of birth income payments are based. The Annuitant's name is shown on Page 3.

ANNUITY UNIT. A unit of measurement to calculate variable annuity payments.

BENEFICIARY. The person entitled to receive benefits as per the terms of this Contract in case of the death of the Owner or Annuitant, as applicable. If no named Beneficiary is living at the time any payment is to be made, the Owner shall be the Beneficiary, or if the Owner is not living, the Owner's estate shall be the Beneficiary.

CONTRACT VALUE. The value of the Divisions plus the value of the Fixed Account that is attributable to this Contract on any day.

CONTRACT YEAR. A period of 12 consecutive months beginning on the Date of Issue or any anniversary thereof.

CONTRACT ANNIVERSARY. Each anniversary of the Date of Issue of this Contract.

DATE OF ISSUE. The date on which this Contract becomes effective as shown on Page 3.

DIVISION. The subdivisions of the Separate Account which are used to determine how the Participant's Account is allocated among the Variable Fund Portfolios.

FIXED ANNUITY OPTION. An Annuity Option with payments which do not vary with investment performance as to dollar amount.

GUARANTEE PERIOD. The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE. The minimum rate we may use to credit interest on an effective annual basis during any Guarantee Period.

                                    Page 4
93021

HOME OFFICE. Our office at 2727 Allen Parkway, Houston, Texas 77019; 1-713-831-3102; Mailing Address P.O. Box 1401, Houston, Texas 77251-1401.

NET ASSET VALUE PER SHARE. The net assets of a Variable Fund Portfolio divided by the number of shares in the Variable Fund Portfolio.

NET PURCHASE PAYMENT. The gross amount of a Purchase Payment less any Premium Taxes deducted at the time a Purchase Payment is made.

NON-QUALIFIED CONTRACT. A Contract that does not qualify for the special federal income tax treatment applicable in connection with retirement plans.

OWNER'S ACCOUNT. An account established for each Owner to which each Purchase Payment is credited.

PREMIUM TAX. The amount of tax, if any, charged by a state or municipality on premium payments or Contract values.

PURCHASE PAYMENT. An amount paid to the Company as consideration for the benefits described herein.

QUALIFIED CONTRACT. A Contract that is qualified for the special federal income tax treatment applicable in connection with certain retirement plans.

SEPARATE ACCOUNT. A segregated investment account entitled "Separate Account D" established by the Company to separate the assets funding the variable benefits for the class of contracts to which this Contract belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses, whether or not realized, from assets allocable to the Separate Account, are credited to or charged against such account without regard to our other income, gains or losses.

VALUATION DATE. Any day on which we are open for business except, with respect to any Division, a day on which the related Variable Fund Portfolio does not value its shares.

VALUATION PERIOD. The period that starts at the close of regular trading on the New York Stock Exchange on a Valuation Date and ends at the close of regular trading on the Exchange on the next Valuation Date.

VARIABLE ANNUITY OPTION. An Annuity Option under which we promise to pay the Annuitant or other properly-designated Payee one or more payments which vary in amount in accordance with the net investment experience of the applicable Divisions selected to measure the value of this Contract.

VARIABLE FUND PORTFOLIO. An individual investment fund or series in which a Division invests.

WRITTEN, IN WRITING. A written request or notice in acceptable form and content, which is signed and dated, and received at our Home Office.

                                    Page 5
93021

                              GENERAL PROVISIONS

Entire Contract          This Contract and the application, a copy of which is
                         attached, is the entire Contract. All statements made by the Contract Owner or Annuitant will be deemed representations and not warranties. No statement will be used to reduce a claim under this Contract unless it is in writing.

Not Contestable          This Contract is not contestable.

Guarantees               Subject to the Net Investment  Factor  provision,  we
                         guarantee that the dollar amount of Variable  Annuity
                         Payments  made during the  lifetime  of the  Payee(s)
                         will  not  be   adversely   affected  by  our  actual
                         mortality   experience  or  by  the  actual  expenses
                         incurred by us in excess of the expense deductions provided for in this Contract.

Settlement               All benefits under this Contract are payable from our
                         Home Office.

Nonparticipating         This Contract is nonparticipating  and does not share
                         in our surplus or earnings.

Change of Investment Unless otherwise required by law or regulation, the Advisor or Investment investment advisor or any investment policy may not
Policy                   be changed without our consent. If required, approval
                         of or  change  of any  investment  objective  will be
                         filed  with the  Insurance  Department  of the  state
                         where  this  Contract  is  delivered.   You  will  be
                         notified of any  material  investment  policy  change
                         which   has  been   approved.   Notification   of  an
                         investment policy change will be given in advance to those Owners who have the right to comment on or vote on such change.

                         Any substitution of the underlying investments of any Division will comply with all applicable requirements of the Investment Company Act of 1940 and rules thereunder.

Rights Reserved          Upon notice to you,  this Contract may be modified by
by us                    us, but only if such modification is necessary to:

                         (1)  Operate  the   Separate   Account  in  any  form
                              permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                         (2) Transfer any assets in any Division to another Division, or to one or more separate accounts, or to the Fixed Account;

                         (3) Add, combine or remove Divisions in the Separate Account;

                         (4) Substitute for the shares held in any Division, the shares of another Variable Fund Portfolio or the shares of another invest-ment company or any other investment permitted by law;

                         (5) Make any changes as required by the Internal Revenue Codeor by any other applicable law, regulation or interpretation inorder to continue treatment of this Contract as an annuity; or

                         (6) Make any changes required to comply with rules of any Variable Fund Portfolio.

                         When required by law, we will obtain your approval of
                         changes   and  we  will   gain   approval   from  any
                         appropriate regulatory authority.

                                    Page 6
93021

Changing the Terms       Any change in your  contract  must be approved by one
of Your Contract         of our  officers.  No agent has the authority to make
                         any changes or waive any of the terms of your contract.

Termination              This Contract will remain in force until  surrendered
                         for its full value, or all annuity payments have been made, or the death proceeds have been paid, except as follows:

                         If the Owner's Account Value is less than $500, We may cancel this Contract upon 60 days' notice to the Owner. Such cancellation would be considered a full surrender of this Contract.

                         If the Owner's Account Value in any Division falls below $500, we reserve the right to transfer the remaining balance, without charge, to the Money Market Division.

                              PURCHASE PAYMENTS

Minimum Payments         The minimum amounts  acceptable as Purchase  Payments
                         are shown on Page 3. We reserve the right to modify these minimums or to refuse a Purchase Payment for any reason.

Allocation of            The initial  allocation for Net Purchase  Payments is
Purchase Payments        shown on Page 3 of this  Contract  and will remain in
                         effect   until   changed  by  Written   notice.   The
                         percentage   allocation   for  future  Net   Purchase
                         Payments may be changed at any time by Written notice.

                         Changes in the allocation will be effective on the date we receive the Owner's notice. The allocation may be 100% to any available Division or Guarantee Period, or may be divided among these options in whole percentage points totaling 100%.

                         The initial Purchase Payment will be credited to the Owner's Account not more than two Valuation Periods after we receive it, together with all other required documentation, in good order at the office designated by the Company for the processing of initial Purchase Payments. Subsequent Purchase Payments will be credited as of the end of the Valuation Period in which they are so received.

Premium Taxes            When  applicable,  we will  deduct an amount to cover
                         premium taxes. Such deduction will be made:

                         (1)  From Purchase Payment(s) when received; or

                         (2) From the Account Value at the time annuity payments are to commence; or

                         (3)  From the amount of any partial withdrawal; or

                         (4) From proceeds payable upon termination of the contract for any other reason, including death of the Annuitant or Owner, or surrender of the contract.

                         If premium tax is paid, the Company may reimburse itself for such tax when deduction is being made under paragraphs 2, 3, or 4 above calculated by multiplying the sum of Purchase Payments being withdrawn by the applicable premium tax percentage.

93021

                             OWNERSHIP PROVISIONS

Exercise of Contract     This Contract  belongs to the Owner,  who is entitled
Rights                   to exercise all rights and  privileges  in connection
                         with this Contract. Where a Contract is jointly owned, both Owners must join in any request to exercise the rights or privileges of an Owner.

                         In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably - designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant and prior to the Annuity Commencement Date, except as otherwise provided in this Contract.

                         Unless the Owner specifies otherwise, the Annuitant will become the Payee on the Annuity Commencement Date. If the Owner or the Annuitant dies prior to the Annuity Commencement Date, the Beneficiary will become the Payee. Such Payees may thereafter exercise such rights and privileges of ownership which continue.

Beneficiary              The  Owner  has   named  the   Beneficiary   and  any
                         contingent Beneficiary in the application. By Written
                         notice to us, a  non-irrevocable  Beneficiary  may be
                         changed   by  the   Owner   prior   to  the   Annuity
                         Commencement  Date  or  by  the  Annuitant  or  other
                         properly-designated    Payee    after   the   Annuity
                         Commencement Date.

Change of Ownership      Ownership   of  a  Qualified   Contract  may  not  be
                         transferred  except  to:  (1)  the  Annuitant;  (2) a
                         trustee or  successor  trustee of a pension or profit
                         sharing trust which is qualified under Section 401 of
                         the Internal  Revenue  Code;  (3) the employer of the
                         Annuitant, provided that the Qualified Contract after
                         transfer   is   maintained   under  the  terms  of  a
                         retirement plan qualified under Section 403(a) of the
                         Internal   Revenue   Code  for  the  benefit  of  the
                         Annuitant;   (4)  the   trustee   of  an   individual
                         retirement  account plan qualified  under Section 408
                         of the  Internal  Revenue  Code;  or (5) as otherwise
                         permitted  from time to time by laws and  regulations
                         governing  the  retirement  or deferred  compensation
                         plans for which a Qualified  Contract  may be issued.
                         In no other case may a  Qualified  Contract  be sold,
                         assigned,  transferred,   discounted  or  pledged  as
                         collateral.

                         During the lifetime of the Annuitant and prior to the Annuity Commencement Date, the Owner may change the ownership of a Non-Qualified Contract.

                         A change of ownership will not be binding upon us until we receive Written notification at our Home Office. When such notification is so received, the change will be effective as of the date of the signed request for change, but the change will be without prejudice to us on account of any payment made, or any action taken by us prior to receiving the change, or on account of any tax consequence.

Distribution of          If an Owner  (including  the first to die in the case
Death Proceeds           of  joint  Contract  owners)  under  a  Non-Qualified
under Non-Qualified      Contract  dies prior to the  Annuitant and before the
Contracts                Annuity Commencement Date, the death proceeds must be
                         distributed to the Beneficiary either (1) within five years after the date of death of the Owner, or (2) over the life of or a period not greater than the life or expected life of the Beneficiary, with annuity payments

93021
                         beginning within one year after the date of death of the Owner. The Beneficiary shall be considered the designated beneficiary for the purposes of Section 72(s) of the Internal Revenue Code. In all cases, any such designated beneficiary will not be entitled to exercise any rights prohibited by applicable federal income tax law.

                         These mandatory distribution requirements will not apply when the designated Beneficiary is the spouse of the deceased Owner, if the spouse elects to continue this Contract in the spouse's own name, as Owner. When the deceased Owner was also the Annuitant, the surviving spouse (if the designated Beneficiary) may elect to be named as both Owner and Annuitant and continue this Contract.

                         If the Payee under a Non-Qualified Contract dies after the Annuity Commencement Date and before all of the payments under the Annuity Option have been distributed, the remaining amount payable, if any, must be distributed at least as rapidly as under the method of distribution then in effect.

                         If the Owner prior to the Annuity Commencement Date, or the Payee thereafter, is not a natural person, then the foregoing distribution requirements shall apply upon the death of the primary Annuitant within the meaning of the Internal Revenue Code.

Periodic Reports         We will send to each Owner, at least once during each
                         Contract  Year,  a  statement   showing  the  Owner's
                         Account Value as of a date not more than two months prior to the date of mailing. We will also send such statements as may be required by applicable state and federal laws, rules and regulations.

Owner's Account          We will  establish  an Owner's  Account for the Owner
                         under this  Contract and will  maintain  such account
                         during the Accumulation  Period.  The Owner's Account
                         Value for any  Valuation  Period will be equal to the
                         Owner's  Separate  Account  Value,  if any,  plus the
                         Owner's  Fixed  Account  Value,   if  any,  for  that
                         Valuation Period.

                                FIXED ACCOUNT

Fixed Account Value      That  portion of the Net  Purchase  Payment  which is
                         allocated to the Fixed Account will be credited to the Owner's Account and allocated to the Guarantee
                         Period(s)  selected.  The Fixed  Account  Value of an
                         Owner's Account for any Valuation Period is equal to the sum of the values in each of the Guarantee
                         Periods credited to the Owner's account for such Valuation Period.

                         The value in any one Guarantee Period on a Valuation Date is the accumulated value of the Net Purchase Payments, renewals or transfers allocated to the Guarantee Period at the Guaranteed Interest Rate, minus the accumulated value of surrenders and transfers out of that Guarantee Period and maintenance charges allocated to that Guarantee Period, at the Guaranteed Interest Rate.

Guarantee Periods        The Owner may select one or more Guarantee Period(s).
                         The period(s)  selected will determine the Guaranteed
                         Interest  Rates(s).  The Net Purchase  Payment or the
                         portion thereof (or amount  transferred in accordance
                         with  the  transfer  privilege   provision  described
                         below) allocated to a particular Guarantee Period will earn interest at the Guaranteed Interest Rate during the Guarantee Period. Guarantee Periods begin on the date as of which we credit Owner's Account

93021

                         Value to that Guarantee Period or, in the case of a transfer, on the effective date of the transfer. The Guarantee Period is the number of years we credit the Guaranteed Interest Rate. The expiration date of any Guarantee Period is the last day of the Guarantee Period. Subsequent Guarantee Periods begin on the first day following the expiration date. As a result of Guarantee Period renewals, additional Purchase Payments and transfers of portions of the Owner's Account Value, Guarantee Periods of the same duration may have different expiration dates and Guaranteed Interest Rates.

                         We will notify the Owner in writing at least 30 and no more than 60 days prior to the expiration date of any Guarantee Period. A new Guarantee Period of the same duration as the previous Guarantee Period will begin automatically unless we receive Written notice to the contrary from the Owner at least 3 business days prior to the end of such Guarantee Period. The Owner may elect to change to another Guarantee Period or Division which we offer at such time.

                         If the amount of an Owner's Account Value in a Guarantee Period at the end thereof is less than $500, we will automatically, without charge, transfer such amount to the Money Market Division of the Separate Account; however, we will transfer such amount to another available Division at the Owner's request.

Guaranteed Interest      We  will   periodically   establish   an   applicable
Rates                    Guaranteed Interest Rate for each Guarantee Period we
                         offer.   These  rates  will  be  guaranteed  for  the
                         duration of the  respective  Guarantee  Periods.  The
                         Guarantee Periods that we make available at any time will be determined in our discretion.

                         No Guaranteed Interest Rate shall be less than an effective annual rate of 3.5% per year.

                               SEPARATE ACCOUNT

Divisions                The  Separate  Account  has several  Divisions,  each
                         investing in a corresponding Variable Fund Portfolio.
                         Net Purchase Payments will be allocated to the Divisions and the Fixed Account as shown on Page 3, unless the Owner changes the allocation.

                         We will use the Net Purchase Payments and any transferred amounts to purchase Variable Fund Portfolio shares applicable to the Divisions at their net asset value. We will be the owner of all Variable Fund Portfolio shares purchased with the Net Purchase Payment or transferred amounts.

Division                 Net  Purchase   Payments  and   transferred   amounts
Accumulation             allocated to the Separate Account will be credited to
Units                    the   Owner's   Account  in  the  form  of   Division
                         Accumulation    Units.   The   number   of   Division
                         Accumulation Units will be determined by dividing the
                         amount  allocated  to  a  Division  by  the  Division
                         Accumulation   Unit  value  as  of  the  end  of  the
                         Valuation  Period  as of  which  the  transaction  is
                         credited.  The  value of each  Division  Accumulation
                         Unit was  arbitrarily set as of the date the Division
                         first  purchased   Variable  Fund  Portfolio  shares.
                         Subsequent values on any Valuation Date are equal to the previous Division Accumulation Unit value times the Net Investment Factor for the Valuation Period ending on that Valuation Date.

93021

Net Investment           The Net  Investment  Factor  is an index  applied  to
Factor                   measure the investment performance of a Division from
                         one Valuation  Period to the next. The Net Investment
                         Factor  may be  greater or less than or equal to one;
                         therefore, the value of an Accumulation Unit may increase, decrease or remain the same.

                         The  Net   Investment   Factor  for  a  Division   is
                         determined   by  dividing   (1)  by  (2),   and  then
                         subtracting (3) from the result, where:

                         (1) is the sum of:

                              (a) the  Net  Asset   Value  Per  Share  of  the
                                  Variable Fund Portfolio shares held in the Division, determined at the end of the current Valuation Period; plus

                              (b) the per  share  amount  of any  dividend  or
                                  capital  gain   distributions  made  on  the
                                  Variable Fund  Portfolio  shares held in the
                                  Division   during  the   current   Valuation
                                  Period;

                         (2) is the Net Asset Value Per Share of the  Variable
                             Fund Portfolio shares held in the Division, determined at the beginning of the current Valuation Period; and

                         (3) is a  factor  representing  the  mortality  risk,
                             expense risk, and administrative expense charge. We will determine the daily asset charge factor annually, but in no event may it exceed the Maximum Asset Charge Factor as specified on Page 3.

Separate Account         The Separate  Account Value for any Valuation  Period
Value                    is the total of the values in each Division  credited
                         to the Owner's Account for such Valuation Period. The value for each Division will be equal to:

                         (1) the  number  of  Division   Accumulation   Units;
                             multiplied by

                         (2) the  Division  Accumulation  Unit  value  for the
                             Valuation Period.

                         The Separate Account value will vary from Valuation Date to Valuation Date reflecting the total value in the Divisions.

                                  TRANSFERS

Transfers                We will make  transfers  at the end of the  Valuation
                         Period  in  which  we  receive  the  Owner's  Written
                         request for the  transfer,  subject to the  following
                         restrictions. The maximum transfer charge is shown on
                         Page 3. Prior to the Annuity  Commencement  Date, the
                         Owner may make up to 12 transfers  each Contract Year
                         without charge,  and not more than 25% of the Owner's
                         Account Value allocated to a Guarantee  Period at its
                         inception  may be  transferred  during  any  Contract
                         Year,   except  the  25%  limit  does  not  apply  to
                         transfers within 15 days before or after the end of the applicable Guarantee Period. We reserve the right to restrict or terminate transfers.

                         After the Annuity Commencement Date, the Owner may make one transfer during any 180 day period; such transfer is without charge. The Owner may not make transfers from the fixed annuity account.

93021

                         Each transfer from a Guarantee Period or Division must be at least $500 or the Owner's total value in the Guarantee Period or Division, if less. If a transfer would cause the Owner's Account Value (or value of an Annuity Option) in any Division or Guarantee Period to fall below $500, then the remaining  balance  in  that  Division  or  Guarantee
                         Period will also be transferred in the same proportions as the transfer request.

                         We reserve the right to defer transfers from the Fixed Account for up to 6 months from the date we receive the request.

                                  SURRENDERS

General Surrender        The amount  surrendered  will normally be paid to the
Provisions               Owner within 5 business  days  following  our receipt
                         of:

                         (1) the Owner's  Written request on a form acceptable
                             to us; and

                         (2) this Contract, if required.

                         We reserve the right to defer payment of surrenders from the Fixed Account for up to 6 months from the date we receive the request.

Full Surrender           At any time prior to the  Annuity  Commencement  Date
                         and during the lifetime of the Annuitant, the Owner may surrender this Contract by sending us a Written request. The amount payable on surrender is:

                         (1) the  Owner's  Account  Value  at  the  end of the
                             Valuation Period in which we receive the Owner's request on a form acceptable to us;

                         (2) minus any applicable Surrender Charge;

                         (3) minus any applicable maintenance charge; and

                         (4) minus any applicable premium tax.

                         The amount payable upon surrender will not be less than the amount required by state law.

                         Upon payment of the surrender amount, this Contract will be terminated and the Company will have no further obligation to the Owner.

                         All collateral assignees must consent to any surrender or partial withdrawal. We may require that this Contract be returned to our Home Office prior to making payment.

Partial Withdrawals      A  portion  of  the  Owner's  Account  Value  may  be
                         withdrawn   at  any  time   prior   to  the   Annuity
                         Commencement  Date.  The Owner must send us a Written
                         request specifying the Divisions or Guarantee Periods
                         from which the surrender is to be made.  However,  in
                         cases  where the Owner  does not so  specify,  or the
                         withdrawal  cannot  be made in  accordance  with  the
                         Owner's  specification,   we  reserve  the  right  to
                         implement the withdrawal pro rata from each Division and Guarantee Period based on the Owner's Account
                         Value in each. Surrenders will be made effective at the end of the Valuation Period in which we receive the Written request. Partial withdrawals will be subject to the following guidelines:

93021

                         (1) The partial surrender amount from any Division or
                             Guarantee Period must be at least $500 or, if less, the entire Owner's Account Value in the Division or Guarantee Period.

                         (2) We will  surrender  Division  Accumulation  Units
                             from the Separate Account or interests in a Guarantee Period so that the total amount surrendered will be the sum of:

                             (a) The amount payable to the Owner;

                             (b) Plus any Surrender  Charge and any applicable
                                 premium tax;

                         (3) If a partial  withdrawal  would cause the Owner's
                             Account Value in any Division or Guarantee Period to fall below $500, the remaining balance therein will be transferred without charge to the Money Market Division.

Surrender Charge         Except as noted under "Surrender Charge  Exceptions",
for Partial              a  Surrender  Charge will be applied to the amount of
Withdrawals and          any  Purchase  Payment  withdrawn  during the first 7
Full Surrenders          years after it was first credited, as follows:

                                                        Surrender Charge
                            Year of                      as a Percentage
                         Purchase Payment                 of Purchase
                            Withdrawal                  Payment Withdrawn
                         ----------------               -----------------

                             1st                                7%
                             2nd                                6%
                             3rd                                5%
                             4th                                4%
                             5th                                3%
                             6th                                2%
                             7th                                1%
                          Thereafter                            0%

                         For purposes of computing the Surrender Charge, the oldest Purchase Payments are deemed to be withdrawn first, and before any amounts in excess of Purchase Payments are withdrawn from an Owner's Account. The following transactions will be considered as withdrawals for purposes of computing the Surrender
                         Charge: total surrender, partial withdrawal, commencement of an annuity payment option and termination due to insufficient Owner Account Value.

Surrender Charge         The Surrender Charge will not apply:
Exceptions
                         (1) To any  amounts  in excess of  Purchase  Payments
                             that are withdrawn from an Owner's Account; or

                         (2) Upon selection of an annuity  payment option that
                             is based on life contingencies, but only if the Annuity Commencement Date does not fall within the first 3 Contract Years.

                         (3) To that portion of your first withdrawal or total
                             surrender in a contract year:

93021

                             (a) That is up to 10% of the  amount of  Purchase
                                 Payments not previously withdrawn; and

                             (b) That  has been  credited  for one or more but
                                 less than 7 years.

                         Once an automatic withdrawal during a Contract Year pursuant to a systematic withdrawal plan established with us has been made in reliance on the 10% free withdrawal privilege, no non-automatic withdrawal may rely on the 10% free withdrawal privilege during the balance of that Contract Year. We will waive surrender charges on multiple installments during a contract year under a systematic withdrawal plan, the total of which does not exceed the total amount eligible under the 10% free withdrawal privilege.

                         A free withdrawal pursuant to any of the foregoing Surrender Charge Exceptions is not deemed a withdrawal of Purchase Payments except for purposes of computing the 10% free withdrawal privilege.

                              MAINTENANCE CHARGE

Manner of                The annual maintenance charge will be deducted at the
Deducting                end of  each  Contract  Year  prior  to  the  Annuity
                         Commencement Date. Unless paid directly, the charge will be allocated among the Guarantee Periods and Divisions in proportion to the Owner's Account Value in each. The entire charge for the year will be deducted from the proceeds of any full surrender of this Contract.

                                  TAX CHARGE

Right to                 We reserve the right to impose additional  charges or
Impose                   establish  reserves  for any  federal or local  taxes
                         incurred or that may be incurred by us, and that may be deemed attributable to the Contracts.

                       ONE-TIME REINSTATEMENT PRIVILEGE

Reinstatement of         If the Owner has made a full surrender of the Owner's
Account Value            Account Value,  the Owner may reinstate the Contract,
                         if we receive the Written reinstatement request, together with a return of the net surrender proceeds, not more than 30 days after the date as of which the surrender was made. In such a case, the Owner's
                         Account Value will be restored to what it was at the time of the surrender (less any annual Contract maintenance charge that has since become payable), and any subsequent Surrender Charge will be computed as if the Contract had been issued at the date of reinstatement in consideration of a Purchase Payment in the amount of such net surrender proceeds. This onetime reinstatement privilege is available only if the Owner's Account Value following the reinstatement would be at least $500. Unless the owner requests otherwise in Writing, the Account Value following the reinstatement will be allocated among the Divisions and Guarantee Periods in the same proportions as the prior surrender.

                                DEATH PROCEEDS

Death Proceeds           If  the   Annuitant   dies   prior  to  the   Annuity
Before the Annuity       Commencement  Date, we will pay the death proceeds to
Commencement Date        the Beneficiary.

93021

                         If the Annuitant had not attained age 75, the amount of the death proceeds prior to the application of any premium tax will be the greater of:

                         (1) The sum of the Net  Purchase  Payments  made less
                             any prior partial withdrawals;

                         (2) The  Owner's  Account  Value as of the end of the
                             Valuation Period in which we receive proof of the Annuitant's death and a Written request from the Beneficiary as to the manner of payment; and

                         (3) The Owner's  Account  Value as of the most recent
                             5-year Contract Anniversary, less the amount of any Subsequest Partial Withdrawals.

                         If the Annuitant had attained age 75, the death proceeds will be equal to the Owner's Account Value, as set forth in (2) above, less (a) any applicable Surrender Charge, (b) any uncollected annual maintenance charge and (c) any applicable premium tax.

                         If an Owner (including the first to die in the case of joint Owners) under a Non-Qualified Contract dies before the death proceeds otherwise become payable and prior to the Annuity Commencement Date, we will pay to the Beneficiary the amount that would have been payable upon a full surrender of this Contract as of the end of the Valuation Period in which we receive proof of the Owner's death and a written request from the Beneficiary as to the manner of payment.

                         The death proceeds will not be less than the amount payable on a full surrender at the date used to value the death benefit. The death proceeds will be paid when we receive:

                         (1) Proof of the Owner's or Annuitant's death; and

                         (2) A written request from the Beneficiary for either
                             a single sum or payment under an Annuity Option.

                         We will pay a single sum to the Beneficiary unless an Annuity Option is chosen.

Death Proceeds on        If  the  Annuitant  dies  on  or  after  the  Annuity
or After the             Commencement  Date, the Beneficiary  will receive the
Annuity                  death  proceeds,  if any,  as provided by the annuity
Commencement Date        form in effect.


Proof of Death           We  accept  any  of the  following  as  proof  of the
                         Annuitant's or Owner's death:

                         (1) A copy of a certified death certificate;

                         (2) A  copy  of a  certified  decree  of a  court  of
                             competent jurisdiction as to the finding of death;

                         (3) A  written  statement  by a  medical  doctor  who
                             attended the deceased at the time of death; or

                         (4) Any other proof satisfactory to us.

93021

                             PAYMENT OF BENEFITS

Application of
Account Value            Unless  directed  otherwise,  we will apply the Fixed
                         Account  Value to  provide a Fixed  Annuity,  and the
                         Separate Account Value to provide a Variable Annuity.
                         The Owner  must tell us in  writing  at least 30 days
                         prior to the Annuity  Commencement  Date if Fixed and
                         Separate   Account   values  are  to  be  applied  in
                         different   proportions.    Transfers   and   partial
                         withdrawals will be permitted within the 30-day period.

Annuity
Commencement Date        The Annuity  Commencement  Date is  specified  in the
                         application and may be changed by Written notice from the Owner, subject to our approval.

Options Available        The  Owner may elect to have  annuity  payments  made
to a Contract            beginning on the Annuity  Commencement Date under any
Owner                    one of the Annuity  Options  described  below. In the
                         absence of such election ten days prior to the Annuity Commencement Date, the Owner's Account Value will be applied under the Second Option with 120 monthly payments guaranteed, unless the joint and survivor option is required by law.

Options Available        The  Owner,  or in the case the Owner  shall not have
to Beneficiary           done so,  the  Beneficiary,  within 60 days after the
                         death of the Annuitant or Owner, may elect in lieu of payment in one sum, that any amount or part thereof due by the Company under this Contract be applied under any of the options described below. In such case, the Beneficiary thereafter shall have all the rights and options of the Owner.

                         The first annuity payment under any option shall be made on the first day of the second month after approval of the claim for settlement. Subsequent payments shall be made periodically in accordance with the manner of payment elected.

Payment Contract         At  such  time  as  one  of  these  options   becomes
                         effective, this Contract shall be surrendered to the Company in exchange for a payment contract providing for the option elected.

Fixed Annuity            Fixed   Annuity   Payments   start  on  the   Annuity
Payments                 Commencement  Date.  The amount of the first  monthly
                         payment for the annuity selected will be at least as favorable as that produced by the applicable annuity tables of this Contract for each $1,000 of the Owner's Account Value applied as of the end of the Valuation Period that contains the tenth day prior to the Annuity Commencement Date.

                         The dollar amount of any payments after the first payment is specified during the entire period of annuity payments, according to the provisions of the Annuity Option selected.

                          VARIABLE ANNUITY PAYMENTS

Annuity Units            We  convert  the  Division  Accumulation  Units  into
                         Division Annuity Units at the values determined at the end of the Valuation Period which contains the tenth day prior to the Annuity Commencement Date. The number of Division Annuity Units remains constant as long as an annuity remains in force and allocation among the Divisions has not changed.

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
                         Each Division Annuity Unit Value was arbitrarily set when the Division first converted Division Accumulation Units into Division Annuity Units. Subsequent values on any Valuation Date are equal to the previous Division Annuity Unit Value times the Net Investment Factor for that Division for the Valuation Period ending on that Valuation Date, with an offset for the 3 1/2% assumed interest rate used in the annuity tables of this Contract.

                         Variable Annuity Payments start on the Annuity Commencement Date. Payments will vary in amount and are determined at the end of the Valuation Period that contains the tenth day prior to each payment. If the monthly payment under the annuity form selected is based on a single Division, the monthly payment is found by multiplying the Division Annuity Unit Value on said date by the number of Division Annuity Units.

                         If the monthly payment under the annuity form selected is based upon more than one Division, the above procedure is repeated for each applicable Division. The sum of these payments is the Variable Annuity Payment.

                         We guarantee that the amount of each payment will not be affected by variations in expense or mortality experience.

                               ANNUITY OPTIONS

                             First Option - Life Annuity - An annuity payable monthly during the lifetime of the Annuitant.

                             Second Option - Life Annuity with 120, 180 or 240 Monthly Payments Guaranteed - An annuity payable monthly during the lifetime of the Annuitant, including the guarantee that if, at the death of the Annuitant, payments have been made for less than 120 months, 180 months or 240 months (as selected), payments shall be continued during the remainder of the selected period.

                             Third Option - Joint and Last Survivor Life Annuity - An annuity payable monthly during the joint lifetime of the Annuitant, and a secondary Annuitant, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor.

                             Fourth Option - Payments for a Designated  Period
                             - An amount payable monthly for the number of years selected which may be from 5 to 40 years. If this option is selected on a variable basis, the number of years may not exceed the life expectancy of the Annuitant or other properly-designated Payee.

                             Fifth Option - Payments of a Specific Dollar Amount - The amount due may be paid in equal monthly installments of a designated dollar amount (not less than $125 nor more than $200 per annum per $1,000 of the original amount due) until the remaining balance is less than the amount of one installment.

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

                             Payments under this option are available on a fixed basis only. To determine the remaining balance at the end of any month, such balance at the end of the previous month is decreased by the amount of any installment paid during the month and the result will be accumulated at an interest rate not less than 3.5% compounded annually. If the remaining balance at any time is less than the amount of one installment, such balance will be paid and will be the final payment under the option.

                             In lieu of monthly payments, payments may be elected on a quarterly, semi-annual or annual basis, in which cases the amount of each annuity payment will be determined on a basis consistent with that described in this Contract for monthly payments.

                         No election of any Annuity Option may be made in the case where a Fixed or Variable Annuity is elected, unless a minimum initial annuity payment of $100 will be provided. No election of any Annuity Option may be made in the case where a combination of a Fixed and a Variable Annuity is elected, unless a minimum initial annuity payment of $50 on each basis will be provided. If the initial annuity payment does not meet the minimum amount required for the Annuity Option elected, the Company will provide a less frequent payment schedule. If the minimum is still not met, the Company will make a lump-sum payment of the Account Value (less any Surrender Charge, uncollected annual Maintenance Charge and applicable premium tax) as of the date of this determination to the Annuitant or other properly-designated Payee.

                         If the age of the Annuitant has been misstated to us, any amount payable will be that which would have been payable had the misstatement not occurred. We will deduct any overpayment from the next payment or payments due and add any underpayments to the next payment due. Interest at an effective annual rate of 3.5% will be added to any such adjustment.

Annuity Tables           The tables that follow show the dollar  amount of the
                         first monthly  payment for each $1,000  applied under
                         the options.  Under the First or Second Options,  the
                         amount  of  each   payment   will   depend  upon  the
                         Annuitant's adjusted age at the time the first payment is due. Under the Third Option, the amount of each payment will depend upon the adjusted ages of both Annuitants at the time the first payment is due.

                         In using the table of annuity payment rates, the ages of the Annuitants must be reduced by one year for Annuity Commencement Dates occurring during the decade 2000-2009, reduced two years for Annuity Commencement Dates occurring during the decade 2010-2019, and reduced an additional year for each decade that follows. The age 70 rate is also used for ages above 70.

Alternate Amount         If a fixed life income  option is elected,  the Owner
of Installments          (or, if the Owner has not  elected a payment  option,
Under Fixed Life         the Beneficiary) may elect life income payments equal
Income Options           to those  provided  by  those  fixed  single  premium
                         immediate annuity option rates in use by the Company when annuity payments begin.

93021

                                ANNUITY TABLES

                          AMOUNT OF MONTHLY PAYMENT

                       FOR EACH $1,000 OF ANNUITY VALUE

Options 1 and 2 - Life Annuities

 Adjusted Age    -----------Monthly Payments Guaranteed-----------
 of Male
                  Option 1     Option 2     Option 2     Option 2
                    None          120          180          240

     50             4.37         4.33         4.28         4.21
     51             4.44         4.40         4.34         4.26
     52             4.52         4.47         4.40         4.32
     53             4.59         4.54         4.47         4.37
     54             4.68         4.62         4.54         4.43
     55             4.77         4.70         4.61         4.49
     56             4.86         4.78         4.69         4.55
     57             4.96         4.87         4.76         4.61
     58             5.06         4.97         4.84         4.67
     59             5.18         5.07         4.93         4.73
     60             5.30         5.17         5.01         4.79
     61             5.42         5.28         5.10         4.86
     62             5.56         5.40         5.20         4.92
     63             5.71         5.52         5.29         4.98
     64             5.87         5.65         5.38         5.04
     65             6.04         5.79         5.48         5.10
     66             6.22         5.92         5.58         5.15
     67             6.41         6.07         5.68         5.21
     68             6.62         6.22         5.77         5.26
     69             6.84         6.37         5.87         5.30
     70 and above   7.07         6.53         5.96         5.35

 Adjusted Age    -----------Monthly Payments Guaranteed-----------
 of Male
                  Option 1     Option 2     Option 2     Option 2
                    None          120          180          240

     50             4.05         4.03         4.01         3.97
     51             4.10         4.09         4.06         4.02
     52             4.17         4.14         4.12         4.07
     53             4.23         4.21         4.17         4.12
     54             4.30         4.27         4.23         4.18
     55             4.37         4.34         4.30         4.23
     56             4.44         4.41         4.36         4.29
     57             4.52         4.48         4.43         4.35
     58             4.61         4.56         4.50         4.41
     59             4.70         4.65         4.58         4.48
     60             4.79         4.74         4.66         4.54
     61             4.89         4.83         4.74         4.61
     62             5.00         4.93         4.83         4.67
     63             5.12         5.03         4.92         4.74
     64             5.24         5.14         5.01         4.81
     65             5.38         5.26         5.11         4.88
     66             5.52         5.38         5.20         4.95
     67             5.67         5.51         5.31         5.01
     68             5.83         5.65         5.41         5.08
     69             6.01         5.79         5.52         5.14
     70 and above   6.20         5.94         5.62         5.20

93021

Option 3 - Joint and Last Survivor Life Annuity

 Adjusted Age Adjusted Age of Secondary Annuitant of Annuitant

 Male        F50       F55       F60       F65       F70

  50         3.76      3.89      4.01      4.11      4.19
  55         3.84      4.01      4.18      4.33      4.46
  60         3.90      4.11      4.33      4.56      4.77
  65         3.95      4.19      4.47      4.78      5.09
  70         3.99      4.25      4.58      4.96      5.39


 Adjusted Age Adjusted Age of Secondary Annuitant of Annuitant

 Female      M50       M55       M60       M65       M70

  50         3.76      3.84      3.90      3.95      3.99
  55         3.89      4.01      4.11      4.19      4.25
  60         4.01      4.18      4.33      4.47      4.58
  65         4.11      4.33      4.56      4.78      4.96
  70         4.19      4.46      4.77      5.09      5.39


 Option 4 - Payments for a Designated Period
 Years of Amount of Monthly Years of Amount of

Monthly
(START HERE)
        Payment    Payment       Payment    Payment

           5       $18.12          23       $5.24
           6        15.35          24        5.09
           7        13.38          25        4.96
           8        11.90          26        4.84
           9        10.75          27        4.73
          10         9.83          28        4.63
          11         9.09          29        4.53
          12         8.46          30        4.45
          13         7.94          31        4.37
          14         7.49          32        4.29
          15         7.10          33        4.22
          16         6.76          34        4.15
          17         6.47          35        4.09
          18         6.20          36        4.03
          19         5.97          37        3.98
          20         5.75          38        3.92
          21         5.56          39        3.88
          22         5.39          40        3.83

93021


           TABLE OF MINIMUM GUARANTEED ANNUITY AND SURRENDER VALUES

                            FOR THE FIXED ACCOUNT

              ASSUMING AN INITIAL PURCHASE PAYMENT OF $2,000.00

                        ALLOCATED TO THE FIXED ACCOUNT

END OF ANNUITY SURRENDER SURRENDER

YEAR VALUE CHARGE
VALUE

     1      $ 2,034.00  $ 142.38   $ 1,891.62
     2        2,106.45    113.75     1,992.70
     3        2,181.44     98.17     2,083.27
     4        2,259.05     81.33     2,177.72
     5        2,339.37     63.16     2,276.21

     6        2,422.51     43.61     2,378.90
     7        2,508.56     22.58     2,485.98
     8        2,597.62      0.00     2,597.62
     9        2,689.79      0.00     2,689.79
    10        2,785.20      0.00     2,785.20

    11        2,883.94      0.00     2,883.94
    12        2,986.14      0.00     2,986.14
    13        3,091.91      0.00     3,091.91
    14        3,201.39      0.00     3,201.39
    15        3,314.70      0.00     3,314.70

    16        3,431.97      0.00     3,431.97
    17        3,553.35      0.00     3,553.35
    18        3,678.98      0.00     3,678.98
    19        3,809.00      0.00     3,809.00
    20        3,943.58      0.00     3,943.58

    21        4,082.86      0.00     4,082.86
    22        4,227.02      0.00     4,227.02
    23        4,376.23      0.00     4,376.23
    24        4,530.66      0.00     4,530.66
    25        4,690.49      0.00     4,690.49

    26        4,855.92      0.00     4,855.92
    27        5,027.13      0.00     5,027.13
    28        5,204.34      0.00     5,204.34
    29        5,387.76      0.00     5,387.76
    30        5,577.59      0.00     5,577.59

    31        5,774.06      0.00     5,774.06
    32        5,977.42      0.00     5,977.42
    33        6,187.88      0.00     6,187.88
    34        6,405.72      0.00     6,405.72
    35        6,631.18      0.00     6,631.18

    36        6,864.53      0.00     6,864.53
    37        7,106.05      0.00     7,106.05
    38        7,356.02      0.00     7,356.02
    39        7,614.74      0.00     7,614.74
    40        7,882.52      0.00     7,882.52

    41        8,159.67      0.00     8,159.67
    42        8,446.52      0.00     8,446.52
    43        8,743.40      0.00     8,743.40
    44        9,050.68      0.00     9,050.68
    45        9,368.72      0.00     9,368.72


The values shown above were calculated assuming the guaranteed interest rate of 3.5% will be applied to the amount allocated to the fixed account.

93021

           TABLE OF MINIMUM GUARANTEED ANNUITY AND SURRENDER VALUES

                            FOR THE FIXED ACCOUNT

              ASSUMING AN INITIAL PURCHASE PAYMENT OF $2,000.00

                        ALLOCATED TO THE FIXED ACCOUNT

END OF ANNUITY SURRENDER SURRENDER
 YEAR VALUE CHARGE
VALUE

    46         9,697.88     0.00      9,697.88
    47        10,038.57     0.00     10,038.57
    48        10,391.18     0.00     10,391.18
    49        10,756.13     0.00     10,756.13
    50        11,133.85     0.00     11,133.85

    51        11,524.80     0.00     11,524.80
    52        11,929.43     0.00     11,929.43
    53        12,348.22     0.00     12,348.22
    54        12,781.66     0.00     12,781.66
    55        13,230.28     0.00     13,230.28

    56        13,694.60     0.00     13,694.60
    57        14,175.17     0.00     14,175.17
    58        14,672.56     0.00     14,672.56
    59        15,187.36     0.00     15,187.36
    60        15,720.18     0.00     15,720.18

The values shown above were calculated assuming the guaranteed interest rate of 3.5% will be applied to the amount allocated to the fixed account.

93021

                            American General Life
                              Insurance Company

This is a FLEXIBLE PAYMENT VARIABLE and FIXED INDIVIDUAL DEFERRED ANNUITY CONTRACT. NONPARTICIPATING--NOT ELIGIBLE FOR DIVIDENDS.

All payments and values provided by this contract, when based on the investment experience of a separate account are variable, may increase or decrease and are not guaranteed as to amount. See "separate account" on page 10 and "variable annuity payments" on page 16.

               For Information, Service or to make a Complaint

                   Contact your Registered Representative,
                   or the Annuity Administration Department
                            American General Life
                              Insurance Company
                              2727 Allen Parkway
                                P.O. Box 1401
                          Houston, Texas 77251-1401
                                (713) 831-3102

                           [American General Logo]
                               A STOCK COMPANY

                 A Subsidiary of American General Corporation

93021